Exhibit 31.2

Certifications

I, Andrew Ahlborn, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Ready Capital Corporation;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      [Omitted]

4.                                      [Omitted]

5.                                      [Omitted]

Date: May 14, 2020

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer